Exhibit 99.1

Press Release

October 24, 2024

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported third quarter 2024 net income of $6.0 million, or $0.35 per diluted common share, compared to second quarter 2024 net income of $5.2 million, or $0.31 per diluted common share, and third quarter 2023 net income of $5.9 million, or $0.35 per diluted common share. On October 23, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on November 20, 2024, to stockholders of record on November 6, 2024.

David Nelson, President and Chief Executive Officer of the Company, commented, “Our third quarter results include moderate growth in loans and core deposits along with an increase in quarterly net interest income and net interest margin. Our credit quality remains pristine as a result of our disciplined loan growth and credit risk management practices. The ratio of nonperforming assets to total assets remains negligible at 0.01%.”

David Nelson added, “West Bank is focused on initiatives that will drive sustained core profitability. Those initiatives are centered around our culture of building strong relationships and providing exceptional personal service to drive growth in both commercial and consumer banking services.”

Third Quarter 2024 Financial Highlights

	Quarter Ended September 30, 2024	Nine Months Ended September 30, 2024
Net income (in thousands)	$5,952	$16,953
Return on average equity	10.41%	10.18%
Return on average assets	0.60%	0.59%
Efficiency ratio (a non-GAAP measure)	63.28%	64.16%
Nonperforming assets to total assets	0.01%	0.01%

Third Quarter 2024 Compared to Second Quarter 2024 Overview

•Loans increased $22.4 million in the third quarter of 2024, or 3.0 percent annualized. The increase is primarily due to the funding of previously committed construction loans.

•A provision for credit losses on loans of $1.0 million was recorded in the third quarter of 2024, compared to no provision in the second quarter of 2024. A negative provision for credit losses on unfunded commitments of $1.0 million was recorded in the third quarter of 2024, compared to no provision in the second quarter of 2024. The provision for loans in the third quarter of 2024 was primarily due to changes in the forecasted loss rates due to increases in forecasted unemployment rates. The negative provision for unfunded commitments was primarily due to the decline in unfunded commitments resulting primarily from the funding of construction loans.

•The allowance for credit losses to total loans was 0.97 percent and 0.95 percent at September 30, 2024 and June 30, 2024, respectively. Nonaccrual loans at September 30, 2024 consisted of two loans with a total balance of $233 thousand, compared to three loans with a balance of $521 thousand at June 30, 2024.

•Deposits increased $97.6 million, or 3.1 percent, in the third quarter of 2024. Brokered deposits totaled $425.9 million at September 30, 2024, compared to $370.3 million at June 30, 2024, an increase of $55.6 million. Excluding brokered deposits, deposits increased $42.0 million during the third quarter of 2024. As of September 30, 2024, estimated uninsured deposits, which exclude deposits in the IntraFi® reciprocal network, brokered deposits and public funds protected by state programs, accounted for approximately 27.8 percent of total deposits.

•Borrowed funds decreased to $438.8 million at September 30, 2024, compared to $525.5 million at June 30, 2024. The decrease was primarily due to the balance of federal funds purchased and other short-term borrowings decreasing to $0 as of September 30, 2024, from $85.5 million as of June 30, 2024 as a result of growth in deposits.

•The efficiency ratio (a non-GAAP measure) was 63.28 percent for the third quarter of 2024, compared to 67.14 percent for the second quarter of 2024. The improvement in the efficiency ratio was primarily due to the increase in net interest income. In the third quarter of 2024, the increase in interest income on loans outpaced the increase in interest expense on deposits and borrowed funds.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.91 percent for the third quarter of 2024, compared to 1.86 percent for the second quarter of 2024. Net interest income for the third quarter of 2024 was $18.0 million, compared to $17.2 million for the second quarter of 2024.
•The tangible common equity ratio was 5.90 percent as of September 30, 2024, compared to 5.65 percent as of June 30, 2024. The increase in the tangible common equity ratio was driven by retained net income and the decrease in accumulated other comprehensive loss, which was primarily the result of the increase in the market value of our available for sale investment portfolio.

Third Quarter 2024 Compared to Third Quarter 2023 Overview

•Loans increased $171.4 million at September 30, 2024, or 6.0 percent, compared to September 30, 2023. The increase is primarily due to increases in commercial real estate loans and the funding of previously committed construction loans.
•Deposits increased to $3.3 billion at September 30, 2024, compared to $2.8 billion at September 30, 2023. Included in deposits were brokered deposits totaling $425.9 million at September 30, 2024, compared to $237.0 million at September 30, 2023. Brokered deposits were used to reduce short-term borrowed funds and to fund loan growth. Excluding brokered deposits, deposits increased $334.2 million, or 13.3 percent, as of September 30, 2024, compared to September 30, 2023. Deposit growth included a mix of public funds and commercial and consumer deposits.
•Borrowed funds decreased to $438.8 million at September 30, 2024, compared to $705.1 million at September 30, 2023. The decrease was primarily attributable to a decrease of $261.5 million in federal funds purchased and other short-term borrowings as a result of growth in deposits.
•The efficiency ratio (a non-GAAP measure) was 63.28 percent for the third quarter of 2024, compared to 60.83 percent for the third quarter of 2023. The increase in the efficiency ratio in the third quarter of 2024 compared to the third quarter of 2023 was primarily due to the increase in noninterest expense, partially offset by an increase in net interest income. Occupancy and equipment expense increased primarily due to the occupancy costs associated with the Company’s newly constructed headquarters.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.91 percent for both the third quarter of 2024 and the third quarter of 2023. Net interest income for the third quarter of 2024 was $18.0 million, compared to $16.6 million for the third quarter of 2023.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, October 24, 2024. The telephone number for the conference call is 800-715-9871. The conference ID for the conference call is 7846129. A recording of the call will be available until November 7, 2024, by dialing 800-770-2030. The conference ID for the replay call is 7846129, followed by the # key.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including the level and impact of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; changes in legal and regulatory requirements, limitations and costs including in response to the recent bank failures; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets
Cash and due from banks	$34,157	$27,994	$27,071	$33,245	$18,819
Interest-bearing deposits	123,646	121,825	120,946	32,112	1,802
Securities available for sale, at fair value	597,745	588,452	605,735	623,919	609,365
Federal Home Loan Bank stock, at cost	17,195	21,065	26,181	22,957	26,691
Loans	3,021,221	2,998,774	2,980,133	2,927,535	2,849,777
Allowance for credit losses	(29,419)	(28,422)	(28,373)	(28,342)	(28,147)
Loans, net	2,991,802	2,970,352	2,951,760	2,899,193	2,821,630
Premises and equipment, net	106,771	101,965	95,880	86,399	75,675
Bank-owned life insurance	44,703	44,416	44,138	43,864	43,589
Other assets	72,547	89,046	90,981	84,069	104,329
Total assets	$3,988,566	$3,965,115	$3,962,692	$3,825,758	$3,701,900

Liabilities and Stockholders’ Equity
Deposits	$3,278,553	$3,180,922	$3,065,030	$2,973,779	$2,755,529
Federal funds purchased and other short-term borrowings	—	85,500	198,500	150,270	261,510
Other borrowings	438,814	439,998	441,183	442,367	443,552
Other liabilities	35,846	34,812	34,223	34,299	37,376
Stockholders’ equity	235,353	223,883	223,756	225,043	203,933
Total liabilities and stockholders’ equity	$3,988,566	$3,965,115	$3,962,692	$3,825,758	$3,701,900

	For the Quarter Ended
AVERAGE BALANCES	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets	$3,973,824	$3,964,109	$3,812,199	$3,706,497	$3,679,541
Loans	2,991,272	2,994,492	2,949,672	2,857,594	2,813,213
Deposits	3,258,669	3,123,282	2,956,635	2,878,676	2,764,184
Stockholders’ equity	227,513	219,771	219,835	201,920	215,230

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Commercial	$512,884	$526,589	$544,293	$531,594	$529,293
Real estate:
Construction, land and land development	520,516	496,864	465,247	413,477	399,253
1-4 family residential first mortgages	89,749	92,230	108,065	106,688	89,713
Home equity	17,140	15,264	14,020	14,618	12,429
Commercial	1,870,132	1,856,301	1,839,580	1,854,510	1,812,816
Consumer and other	14,261	15,234	12,844	10,930	10,123
	3,024,682	3,002,482	2,984,049	2,931,817	2,853,627
Net unamortized fees and costs	(3,461)	(3,708)	(3,916)	(4,282)	(3,850)
Total loans	$3,021,221	$2,998,774	$2,980,133	$2,927,535	$2,849,777
Less: allowance for credit losses	(29,419)	(28,422)	(28,373)	(28,342)	(28,147)
Net loans	$2,991,802	$2,970,352	$2,951,760	$2,899,193	$2,821,630

CREDIT QUALITY
Pass	$3,016,493	$2,994,310	$2,983,618	$2,931,377	$2,853,100
Watch	7,956	7,651	142	144	184
Substandard	233	521	289	296	343
Doubtful	—	—	—	—	—
Total loans	$3,024,682	$3,002,482	$2,984,049	$2,931,817	$2,853,627

DEPOSITS
Noninterest-bearing demand	$525,332	$530,441	$521,377	$548,726	$551,688
Interest-bearing demand	438,402	443,658	449,946	481,207	417,802
Savings and money market - non-brokered	1,481,840	1,483,264	1,315,698	1,315,741	1,249,309
Money market - brokered	123,780	97,259	119,840	124,335	99,282
Total nonmaturity deposits	2,569,354	2,554,622	2,406,861	2,470,009	2,318,081
Time - non-brokered	407,109	353,269	381,646	322,694	299,683
Time - brokered	302,090	273,031	276,523	181,076	137,765
Total time deposits	709,199	626,300	658,169	503,770	437,448
Total deposits	$3,278,553	$3,180,922	$3,065,030	$2,973,779	$2,755,529

BORROWINGS
Federal funds purchased and other short-term borrowings	$—	$85,500	$198,500	$150,270	$261,510
Subordinated notes, net	79,828	79,762	79,697	79,631	79,566
Federal Home Loan Bank advances	315,000	315,000	315,000	315,000	315,000
Long-term debt	43,986	45,236	46,486	47,736	48,986
Total borrowings	$438,814	$525,498	$639,683	$592,637	$705,062

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	34,960	34,322	33,685	34,197	33,487
Retained earnings	275,724	273,981	272,997	271,369	271,025
Accumulated other comprehensive loss	(78,331)	(87,420)	(85,926)	(83,523)	(103,579)
Total stockholders’ equity	$235,353	$223,883	$223,756	$225,043	$203,933

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest income:
Loans, including fees	$42,504	$41,700	$40,196	$38,208	$36,756
Securities:
Taxable	3,261	3,394	3,416	3,521	3,427
Tax-exempt	806	808	810	869	880
Interest-bearing deposits	2,041	1,666	148	85	29
Total interest income	48,612	47,568	44,570	42,683	41,092
Interest expense:
Deposits	26,076	23,943	21,559	20,024	17,156
Federal funds purchased and other short-term borrowings	115	1,950	2,183	2,024	3,165
Subordinated notes	1,112	1,105	1,108	1,114	1,113
Federal Home Loan Bank advances	2,748	2,718	2,325	2,482	2,329
Long-term debt	601	622	645	678	695
Total interest expense	30,652	30,338	27,820	26,322	24,458
Net interest income	17,960	17,230	16,750	16,361	16,634
Credit loss expense	—	—	—	500	200
Net interest income after credit loss expense	17,960	17,230	16,750	15,861	16,434
Noninterest income:
Service charges on deposit accounts	459	462	460	476	463
Debit card usage fees	500	490	458	488	495
Trust services	828	794	776	782	831
Increase in cash value of bank-owned life insurance	287	278	274	275	262
Loan swap fees	—	—	—	—	431
Realized securities losses, net	—	—	—	(431)	—
Other income	285	322	331	308	340
Total noninterest income	2,359	2,346	2,299	1,898	2,822
Noninterest expense:
Salaries and employee benefits	6,823	7,169	6,489	6,468	6,696
Occupancy and equipment	1,926	1,852	1,447	1,499	1,359
Data processing	771	754	714	723	703
Technology and software	722	731	700	676	573
FDIC insurance	711	631	519	475	439
Professional fees	239	244	257	235	254
Director fees	223	236	199	240	196
Other expenses	1,477	1,577	1,543	1,845	1,685
Total noninterest expense	12,892	13,194	11,868	12,161	11,905
Income before income taxes	7,427	6,382	7,181	5,598	7,351
Income taxes	1,475	1,190	1,372	1,073	1,445
Net income	$5,952	$5,192	$5,809	$4,525	$5,906

Basic earnings per common share	$0.35	$0.31	$0.35	$0.27	$0.35
Diluted earnings per common share	$0.35	$0.31	$0.35	$0.27	$0.35

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Nine Months Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2024	September 30, 2023
Interest income:
Loans, including fees	$124,400	$104,715
Securities:
Taxable	10,071	10,175
Tax-exempt	2,424	2,648
Interest-bearing deposits	3,855	84
Total interest income	140,750	117,622
Interest expense:
Deposits	71,578	46,772
Federal funds purchased and other short-term borrowings	4,248	7,508
Subordinated notes	3,325	3,328
Federal Home Loan Bank advances	7,791	5,212
Long-term debt	1,868	2,132
Total interest expense	88,810	64,952
Net interest income	51,940	52,670
Credit loss expense	—	200
Net interest income after credit loss expense	51,940	52,470
Noninterest income:
Service charges on deposit accounts	1,381	1,383
Debit card usage fees	1,448	1,492
Trust services	2,398	2,286
Increase in cash value of bank-owned life insurance	839	769
Loan swap fees	—	431
Gain from bank-owned life insurance	—	691
Other income	938	1,116
Total noninterest income	7,004	8,168
Noninterest expense:
Salaries and employee benefits	20,481	20,592
Occupancy and equipment	5,225	4,008
Data processing	2,239	2,067
Technology and software	2,153	1,665
FDIC insurance	1,861	1,275
Professional fees	740	791
Director fees	658	652
Other expenses	4,597	5,400
Total noninterest expense	37,954	36,450
Income before income taxes	20,990	24,188
Income taxes	4,037	4,576
Net income	$16,953	$19,612

Basic earnings per common share	$1.01	$1.17
Diluted earnings per common share	$1.00	$1.17

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
COMMON SHARE DATA	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Earnings per common share (basic)	$0.35	$0.31	$0.35	$0.27	$0.35	$1.01	$1.17
Earnings per common share (diluted)	0.35	0.31	0.35	0.27	0.35	1.00	1.17
Dividends per common share	0.25	0.25	0.25	0.25	0.25	0.75	0.75
Book value per common share(1)	13.98	13.30	13.31	13.46	12.19
Closing stock price	19.01	17.90	17.83	21.20	16.31
Market price/book value(2)	135.98%	134.59%	133.96%	157.50%	133.80%
Price earnings ratio(3)	13.65	14.36	12.77	19.79	11.75
Annualized dividend yield(4)	5.26%	5.59%	5.61%	4.72%	6.13%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	11.95%	11.85%	11.78%	11.88%	11.96%
Tier 1 risk-based capital ratio	9.39	9.30	9.23	9.30	9.37
Tier 1 leverage capital ratio	8.15	8.08	8.36	8.50	8.58
Common equity tier 1 ratio	8.83	8.74	8.67	8.74	8.80
West Bank:
Total risk-based capital ratio	12.73%	12.66%	12.63%	12.76%	12.89%
Tier 1 risk-based capital ratio	11.86	11.79	11.76	11.89	12.01
Tier 1 leverage capital ratio	10.29	10.25	10.65	10.86	11.00
Common equity tier 1 ratio	11.86	11.79	11.76	11.89	12.01

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.60%	0.53%	0.61%	0.48%	0.64%	0.59%	0.72%
Return on average equity(6)	10.41	9.50	10.63	8.89	10.89	10.18	12.22
Net interest margin(7)(13)	1.91	1.86	1.88	1.87	1.91	1.88	2.05
Yield on interest-earning assets(8)(13)	5.16	5.13	4.99	4.87	4.70	5.10	4.56
Cost of interest-bearing liabilities	3.84	3.83	3.70	3.60	3.38	3.79	3.09
Efficiency ratio(9)(13)	63.28	67.14	62.04	64.66	60.83	64.16	59.52
Nonperforming assets to total assets(10)	0.01	0.01	0.01	0.01	0.01
ACL ratio(11)	0.97	0.95	0.95	0.97	0.99
Loans/total assets	75.75	75.63	75.20	76.52	76.98
Loans/total deposits	92.15	94.27	97.23	98.44	103.42
Tangible common equity ratio(12)	5.90	5.65	5.65	5.88	5.51

(1) Includes accumulated other comprehensive loss.
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses on loans divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended					For the Nine Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$17,960	$17,230	$16,750	$16,361	$16,634	$51,940	$52,670
Tax-equivalent adjustment (1)	29	55	82	95	113	166	396
Net interest income on a FTE basis (non-GAAP)	17,989	17,285	16,832	16,456	16,747	52,106	53,066
Average interest-earning assets	3,749,688	3,731,674	3,595,954	3,487,799	3,478,053	3,692,647	3,458,606
Net interest margin on a FTE basis (non-GAAP)	1.91%	1.86%	1.88%	1.87%	1.91%	1.88%	2.05%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$17,989	$17,285	$16,832	$16,456	$16,747	$52,106	$53,066
Noninterest income	2,359	2,346	2,299	1,898	2,822	7,004	8,168
Adjustment for realized securities losses, net	—	—	—	431	—	—	—
Adjustment for losses on disposal of premises and equipment, net	26	21	—	24	3	47	5
Adjusted income	20,374	19,652	19,131	18,809	19,572	59,157	61,239
Noninterest expense	12,892	13,194	11,868	12,161	11,905	37,954	36,450
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	63.28%	67.14%	62.04%	64.66%	60.83%	64.16%	59.52%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.